Exhibit 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [ *** ]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

EXCLUSIVE PATENT LICENSE AGREEMENT

by and between

PURETECH VENTURES LLC

and

KARUNA PHARMACEUTICALS, INC.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [ *** ]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of the date set forth above the signatures of the parties below (the “Effective Date”), is between PureTech Ventures LLC, a Delaware limited liability company (“PureTech”), and Karuna Pharmaceuticals, Inc., a Delaware corporation (the “Company”). PureTech and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, PureTech is the owner of certain Patent Rights (as later defined herein) and has the right to grant licenses under said Patent Rights;

WHEREAS, PureTech desires to have the Patent Rights developed and commercialized by the Company and is willing to grant a license thereunder; and

WHEREAS, the Company desires to obtain a license under the Patent Rights and PureTech is willing to grant the same to the Company upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, PureTech and the Company hereby agree as follows:

1. DEFINITIONS

1.1 “Affiliate” shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by a Party. For purposes of this definition, the term “control” means as to such entity, direct or indirect ownership of (i) more than fifty percent (50%) in the aggregate of the voting power of all outstanding shares entitled to vote at a general election of directors of such entity, (H) more than fifty percent (50%) of the equity interests in such entity, or (iii) more than fifty percent (50%) of the assets of such entity.

1.2 “Field” shall mean all uses and applications.

1.3 “Licensed Product” shall mean any product that cannot be manufactured, used, leased or sold, in whole or in part, without infringing one or more Valid Claims under the Patent Rights.

1.4 “Net Sales” means [ *** ].

[ *** ]

1.5 “Patent Rights” shall mean all of PureTech’s right, title and interest in:

(a) the United States patent applications listed on Appendix A, their foreign counterparts, and the resulting patents;

(b) any divisionals, continuations, continuation-in-part applications, continued prosecution applications, or any other application claiming priority to one or more of the patent applications listed on Appendix A to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents; and

(c) any patents resulting from reissues, reexaminations, extensions, or restorations (and their relevant international equivalents) of the patents described in (a) and (b) above.

1.6 “Reporting Period” shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.7 “Sublicense Income” shall mean all consideration received by the Company or any of its Affiliates from Sublicensees in exchange for the sublicensing of rights granted to the Company pursuant to Article 2 herein, but specifically excluding royalties. Sublicensing Income includes, without limitation, upfront payments, milestone payments, license maintenance fees, research and development funding (subject to (a), below) and equity investments (whether in the form of stock purchase, options, warrants, convertible debt or other forms) (subject to (a), below) paid directly or indirectly to the Company (or any of its Affiliates) from (or on behalf of) any Sublicensee. Notwithstanding the foregoing:

(a) funding of activities directly in furtherance of Licensed Product research and clinical, regulatory and manufacturing process development are excluded from Sublicense Income; and

(b) Sublicense Income shall not include amounts paid to the Company as an equity investment in the Company or any of its Affiliates (whether in the form of stock purchase, options, warrants or other forms) to the extent that the amount of such investment (calculated in case of options, warrants and the like as if exercised and including all amounts due on exercise) does not involve any premium over fair market value of the equity investment.

To avoid any doubt, Sublicensing Income extends to and includes consideration that is paid on the basis of rights (including covenants not to sue) under any intellectual property licensed to the Company pursuant to Article 2 of this Agreement even if the Company structures its grant of rights to the Sublicensee so that the grant of rights under the Patent Rights formally occurs in a separate written agreement from the grant of rights under other intellectual property of the Company relating to the Licensed Product.

1.8 “Sublicensee” shall mean any non-Affiliate sublicensee of the rights granted the Company under Section 2.2.

1.9 “Term” shall mean the term of this Agreement, which shall commence on the Effective Date and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the Patent Rights, unless earlier terminated in accordance with the provisions of this Agreement.

1.10 “Territory” shall mean worldwide.

1.11 “Valid Claim” shall mean a claim of any filed patent application included within the Patent Rights which has not been held finally revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction and which (i) has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, (ii) has not been withdrawn or abandoned, or (iii) has not been lost through an interference proceeding.

2. GRANT OF RIGHTS.

2.1 License Grants. Subject to the terms of this Agreement, PureTech hereby grants to the Company for the Term a royalty-bearing exclusive license (even as against PureTech) under the Patent Rights to research, develop, make, have made, use, offer for sale, sell, lease, import and otherwise exploit Licensed Products in the Field in the Territory.

2.2 Sublicenses. The Company shall have the right to grant sublicenses of its rights hereunder. The Company shall incorporate terms and conditions into such sublicense agreements sufficient to enable the Company to comply with this Agreement. Within [ *** ] following the execution thereof, the Company shall furnish PureTech with a fully signed photocopy of any sublicense agreement.

2.3 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon the Company by implication, estoppel or otherwise as to any technology or patent rights of PureTech or any other entity other than the Patent Rights, regardless of whether such technology or patent rights shall be dominant or subordinate to any Patent Rights.

2.4 Due Diligence Obligations. The Company shall use diligent efforts, and shall cause its Affiliates and any Sublicensees to use diligent efforts, to develop Licensed Products and to introduce Licensed Products into the commercial market; thereafter, the Company and its Affiliates and any Sublicensees shall maximize the commercial sales of such Licensed Products. Specifically, the Company and its Affiliates and any Sublicensees shall fulfill the following obligations:

(a) Within [ *** ] of the Effective Date, the Company shall initiate, defined as first dosing of patient, a trial using a Licensed Product where the primary outcome measure is a statistically significant separation by a Licensed Product from placebo on the positive and negative symptom scale (PANSS) or equivalent scale that has previously been used as a primary endpoint for U.S. Food and Drug Administration registration for the treatment of schizophrenia and the total number of patients that will enroll in the study is greater than [ *** ].

(b) At any time prior to approval of a Licensed Product by the U.S. Food and Drug Administration, the Company shall not, for any consecutive [ *** ] period, fail to initiate, defined as first dosing of patient, a human clinical study with a Licensed Product or make a regulatory submission to the U.S. Food and Drug Administration, the European Medicines Evaluation Agency, or the Japanese Ministry of Health and Welfare seeking the marketing of a License Product for the treatment of a disease.

(c) The Company shall not (i) become insolvent; (ii) make an assignment for the benefit of creditors; (iii) have a bona fide petition in bankruptcy filed for or against it, which petition is withdrawn or dismissed within [ *** ] of its filing; or (iv) cease operations (at an activity level sufficient for the continued development of Products) for more than one [ *** ].

In the event that PureTech determines that the Company (or an Affiliate or Sublicensee) has failed to fulfill its obligations under this Section 2.4, then PureTech may treat such failure as a material breach in accordance with Section 11.2(b).

3. ROYALTIES AND PAYMENT TERMS.

3.1 Consideration for Grant of Rights.

(a) Running Royalties. The Company shall pay to PureTech a running royalty of [ *** ] of annual Net Sales by the Company, its Affiliates and any Sublicensees. Running royalties shall be payable for each Reporting Period and shall be due to PureTech within [ *** ] of the end of each Reporting Period.

(b) Milestone Payments. The Company shall pay to PureTech the following milestone payments in connection with the achievement of the following events by the Company, any of its Affiliates or any Sublicensee (each such event is hereafter referred to as a “Milestone”):

(i) [ *** ] within [ *** ] following the commencement of a Phase III Clinical Trial of a Licensed Product;

(ii) [ *** ] within [ *** ] following approval by the U.S. Food and Drug Administration, or any successor thereto, to offer for sale and sell (including any necessary price approvals) any Licensed Product;

(iii) [ *** ] within [ *** ] following approval by the European Medicines Evaluation Agency or any other European regulatory authority, or any successor thereto, to offer for sale and sell (including any necessary price approvals) any Licensed Product; and

(iv) [ *** ] within [ *** ] following approval by the Japanese Ministry of Health and Welfare or, any successor entity to offer for sale and sell (including any necessary price approvals) any Licensed Product.

(c) Sharing of Sublicense Income. The Company shall pay PureTech [ *** ] all Sublicense Income received by the Company or its Affiliates, excluding running royalties on Net Sales of Sublicensees. Such amount shall he payable for each Reporting Period and shall be due to PureTech within [ *** ] of the end of each Reporting Period.

3.2 Payments.

(a) Method of Payment. All payments under this Agreement shall be made payable to PureTech and sent to the address identified in Section 13.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b) Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in The Wall Street Journal) for the last working day of the calendar quarter of the applicable Reporting Period. Such payments shall be without deduction of exchange, collection or other charges. Each Party is solely responsible for timely and properly filing and payment of its own taxes of any kind and in any jurisdiction. All payments under this Agreement shall be made in full without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable governmental laws, tax treaty, or regulations. Any tax required to be withheld by the Company under the laws of any foreign country for the account of PureTech shall be promptly paid by the Company for and on behalf of PureTech to the appropriate governmental authority, and the Company shall use its best efforts to furnish PureTech with proof of payment of such tax together with official or other appropriate evidence issued by the applicable government authority. Any such tax actually paid on PureTech’s behalf shall be deducted from royalty payments due PureTech.

(c) Late Payments. Any payments by the Company that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [ *** ] above the Prime Rate of interest as reported in The Wall Street Journal on the date payment is due.

4. REPORTS AND RECORD KEEPING.

4.1 Frequency of Reports.

(a) Before First Commercial Sale. Prior to the first commercial sale of any Licensed Product, the Company shall deliver reports to PureTech annually, within [ *** ] the end of each calendar year, containing information concerning the progress of research and development pertaining to the Licensed Product.

(b) Upon First Commercial Sale. The Company shall report to PureTech the date of first commercial sale of a Licensed Product within [ *** ] of occurrence thereof in each country.

(c) After First Commercial Sale. After the first commercial sale of a Licensed Product, the Company shall deliver reports to PureTech within [ *** ] of the end of each Reporting Period, containing information concerning the immediately preceding Reporting Period, as further described in Section 4.2.

4.2 Content of Reports and Payments. Each report delivered by the Company to PureTech shall contain at least the following information for the immediately preceding Reporting Period:

(a) the number of Licensed Products sold, leased or distributed by the Company, its Affiliates and any Sublicensees to independent third parties in each country;

(b) the gross price charged by the Company, its Affiliates and any Sublicensees for each Licensed Product;

(c) the calculation of Net Sales for the applicable Reporting Period in each country, including a listing of applicable deductions;

(d) the total royalty payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion;

(e) the amount of Sublicense Income received by the Company from each Sublicensee and the amount due to PureTech from such Sublicense Income, including an itemized breakdown of the sources of income comprising the Sublicense Income; and

(f) the number of sublicenses entered into for the Patent Rights and/or Licensed Products.

If no amounts are due to PureTech for any Reporting Period, the report shall so state.

4.3 Financial Statements. On or before the [ *** ] following the close of the Company’s fiscal year, the Company shall provide PureTech with the Company’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by the Company’s treasurer or chief financial officer or by an independent auditor.

4.4 Record Keeping. The Company shall maintain, and shall require its Affiliates and any Sublicensees to maintain, complete and accurate records relating to research and development under this Agreement and any amounts payable to PureTech in relation to this Agreement, which records shall contain sufficient information to permit PureTech to confirm the accuracy of any reports delivered to PureTech and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [ *** ] following the end of the calendar year to which they pertain, during which time PureTech, or PureTech’s appointed agents, shall have the right, at PureTech’s expense, to inspect such records during normal business hours upon minimum advance notice of [ *** ] to verify any reports and payments made or compliance in other respects under this Agreement. Any person inspecting the books and records of the Company on behalf of PureTech pursuant to this Section 4.4 shall enter into a confidentiality agreement with the Company in its standard form covering the receipt of confidential information from the Company. In the event that any audit performed under this Section reveals an underpayment in excess of [ *** ] the Company shall bear the full cost of such audit. Any auditor shall report to PureTech only the amount of any underpayment or overpayment to PureTech or that the payments made by the Company were correct. The auditor shall deliver a copy of its audit report to the Company at the same time it remits such audit report to PureTech. The Company shall remit any amounts due to PureTech. and PureTech shall refund any overpayment to the Company, within [ *** ] of receiving the report of the auditor.

5. PATENT PROSECUTION.

5.1 Responsibility for Patent Rights. The Company shall prepare, file, diligently prosecute and maintain all of the Patent Rights. PureTech shall have reasonable opportunities to advise the Company with respect to such preparation, filing, prosecution and maintenance and PureTech arid the Company shall cooperate with each other (any each other’s respective legal counsel) in such filing, prosecution and maintenance.

5.2 Payment of Expenses. Payment of all fees and costs, including attorneys fees, incurred after the Effective Date relating to the filing, prosecution and maintenance of the Patent Rights shall be the responsibility of the Company.

5.3 Reversion of Patent Rights. In its sole discretion, the Company may elect not to prosecute certain of the Patent Rights (including rights in certain countries or territories) if and only if the Company shall notify PureTech of such decision within [ *** ] prior to any filing deadline in respect of such Patent Rights; provided however that it the Company elects not to prosecute such Patent Rights, such Patent Rights shall revert to PureTech and shall automatically be excluded from the definition of “Patent Rights” hereunder.

6. INFRINGEMENT.

6.1 Notification of Infringement. Each Party agrees to provide written notice to the other Party promptly after becoming aware of any infringement of the Patent Rights.

6.2 Right to Prosecute Infringements.

(a) Company Right to Prosecute. So long as the Company remains the exclusive licensee of the Patent Rights in the Field in the Territory, the Company, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the Patent Rights in the Field in the Territory, subject to Section 6.4. If required by law, PureTech shall permit any action under this Section 6.2 to be brought in its name, including being joined as a party-plaintiff, provided that the Company shall hold PureTech harmless from, and indemnify PureTech against, any costs, expenses, or liability that PureTech incurs in connection with such action. Prior to commencing any such action, the Company shall consult with PureTech and shall consider the views of PureTech regarding the advisability of the proposed action and its effects. The Company shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section 6.2 which admits the invalidity or unenforceability of any Patent Rights without the prior written consent of PureTech. If the Company does not take commercially reasonable steps to abate the infringement of such Patent Rights within [ *** ] from any infringement notice from PureTech, based upon the Company’s determination that such action would be commercially unreasonable and the Company provides PureTech its reasons therefor in writing, then the Company shall not have the obligation to take any such action or institute any proceeding. In this regard, the Company shall be entitled to use its reasonable commercial discretion in determining (a) whether to contact and/or institute any action or proceeding against an alleged infringer; (b) the timing of any contact with an alleged infringer or action or proceeding to be instituted against an alleged infringer; (c) the location of any action or proceeding to be instituted against an alleged infringer; and (d) if there is more than one alleged infringer, which alleged infringer to contact regarding its alleged infringement or against which any action or proceeding is to be brought. It is further understood and agreed that, during such time as the Company is pursuing any action or proceeding against one alleged infringer, the Company shall have no obligation to contact or pursue additional alleged infringers.

(b) PureTech Right to Prosecute. In the event that the Company is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within the time provided in Section 6.2(a) above and the infringement is open, obvious and financially material, PureTech shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to PureTech.

6.3 Declaratory Judgment Actions. In the event that a declaratory judgment action is brought against PureTech or the Company by a third party alleging invalidity, unenforceability, or non-infringement of the Patent Rights, PureTech, at its option, shall have the right within [ *** ] commencement of such action to take over the sole defense of the action at its own expense. If PureTech does not exercise this right, the Company may take over the sole defense of the action at the Company’s sole expense, subject to Section 6.4.

6.4 Recovery. Any recovery obtained in an action brought by the Company under Sections 6.2 or 6.3 shall be distributed as follows: (i) each Party shall be reimbursed [ *** ] for any expenses incurred in the action from the proceeds of such action or settlement, (ii) as to ordinary damages, such amount shall be treated as Net Sales, and the Company shall pay to PureTech based upon such amount a reasonable approximation of the royalties and other amounts that the Company would have paid to PureTech if the Company had sold the infringing products, processes and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award. Any recovery obtained in an action brought by PureTech under Sections 6.2 or 6.3 shall be distributed as follows: (i) each Party shall be reimbursed [ *** ] for any expenses incurred in the action from the proceeds of such action or settlement and all remaining amounts shall be shared [ *** ] to PureTech and [ *** ] to the Company.

6.5 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

6.6 Right to Sublicense. So long as the Company remains the exclusive licensee of the Patent Rights in the Field in the Territory, the Company shall have the sole right to sublicense any alleged infringer in the Field in the Territory for use of the Patent Rights in accordance with the terms and conditions of this Agreement relating to sublicenses.

7. INDEMNIFICATION

7.1 Indemnity.

(a) By the Company. The Company shall indemnify, defend, and hold harmless PureTech and its members, directors, officers, employees, agents and Affiliates and their respective successors, heirs and assigns (the “PureTech Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the PureTech Indemnitees in connection with any third party claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) (a “Loss”)

(i) concerning any product, process or service that is made, used, sold, imported or performed pursuant to any right or license granted under this Agreement or (ii) due to a breach of this Agreement by the Company; provided, however, that the foregoing indemnification shall not apply to any Loss to the extent such Loss is caused by the breach of this Agreement or the gross negligence or willful misconduct of a PureTech Indemnitee.

7.2 Procedures. A party seeking indemnification pursuant to Section 7.1 shall provide the indemnifying Party with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. The indemnifying Party, at its own expense, shall provide attorneys reasonably acceptable to the indemnified party to defend against any such claim. The indemnified party shall cooperate fully with the indemnifying Party in such defense and shall permit the indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any indemnified party shall have the right to retain its own counsel, at the expense of the indemnifying Party, if representation of such indemnified party by the counsel retained by the indemnifying Party would be inappropriate because of actual legal conflicts between such indemnified party and any other party represented by such counsel. The indemnifying Party agrees to keep the other Party informed of the progress in the defense and disposition of such claim and to consult with such Party with regard to any proposed settlement.

7.3 Insurance. Beginning at such time as any such product, process or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used, by the Company, an Affiliate or any Sublicensee, the Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [ *** ] per incident and [ *** ] annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company’s indemnification under Section 7.1 of this Agreement. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [ *** ] annual aggregate) such self-insurance program must be acceptable to the PureTech. The minimum amounts of insurance coverage required under this Section 7.3 shall not be construed to create a limit of the Company’s liability with respect to its indemnification under Section 7.1 of this Agreement. The Company shall provide PureTech with written evidence of such insurance upon request of PureTech. The Company shall provide PureTech with written notice at least [ *** ] prior to the cancellation, non-renewal or material change in such insurance; if the Company does obtain replacement insurance providing comparable coverage prior to the expiration of such [ *** ] period. PureTech shall have the right to terminate this Agreement effective at the end of such [ *** ] period without notice or any additional waiting periods. The Company shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such product, process, or service is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by the Company or by a licensee, affiliate or agent of Company and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than [ *** ] This section 7.3 shall survive expiration or termination of this Agreement.

8. REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1 Representations and Warranties by each Party. Each of PureTech and the Company, with respect to itself, represents, warrants and covenants to the other that:

(a) it is a corporation or entity duly organized and validly existing under the laws of the state or jurisdiction of its incorporation;

(b) the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate or other action and does not require any shareholder or member action or approval;

(c) it has the full right, power, and authority to enter into and deliver this Agreement, and that the execution of this Agreement creates a valid and binding Agreement enforceable against it in accordance with its terms;

(d) the execution, delivery, and performance of this Agreement and its compliance with the terms and provisions hereof does not, and will not, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or by-laws; or (iii) any order, writ, injunction, or decree of any court or governmental authority entered against it or by which any of its property is bound; and

(e) to its knowledge, there are no existing or threatened actions, suits or claims pending against it with respect to its right to enter into and perform its obligations under this Agreement.

8.2 No Further Representations or Warranties; Damages. EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, PURETECH MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING (A) THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, (2) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, (3) REGARDING THE VALIDITY OR SCOPE OF THE PATENT RIGHTS OR (4) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY LICENSED PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

IN NO EVENT SHALL EITHER PARTY, ITS MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES FOR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

9. ASSIGNMENT.

Neither Party may assign this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, upon written notice to the other Party, either Party may assign this Agreement to a successor to its business (whether by merger, a sale or other transfer of all or substantially all of its assets, a sale of a controlling interest of its capital stock, or otherwise) which agrees in writing to assume its obligations hereunder. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. COVENANTS

10.1 Compliance with Laws. The Company and its Affiliates and any Sublicensees shall comply in all material respects with all commercially material applicable local, state, federal, and foreign laws and regulations relating to the development, manufacture, use, and sale of Licensed Products.

10.2 Export Control. The Company and its Affiliates and any Sublicensees shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. The Company hereby gives written assurance that it will comply with, and will require its Affiliates and any Sublicensees to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates or any Sublicensees, and that it will indemnify, defend, and hold PureTech harmless (in accordance with Section 7) for the consequences of any such violation.

10.3 Non-Use of PureTech Name. The Company and its Affiliates and any Sublicensees shall not use the name of PureTech or any variation, adaptation, or abbreviation thereof, or of any of its employees, or agents, or any trademark owned by PureTech, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of PureTech, except as may be required by law, stock exchange rule or other securities trading system rule.

10.4 Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business practices, the Company shall mark, and shall cause its Affiliates and any Sublicensees to mark, all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to such Licensed Product.

11. TERMINATION

11.1 Voluntary Termination by the Company. The Company shall have the right to terminate this Agreement, for any reason, from time to time upon at least [ *** ] prior written notice to PureTech, such notice to state the date at least [ *** ] in the future upon which termination is to be effective. Within [ *** ] following such termination effective date, the Company shall pay to PureTech all amounts due to PureTech through such termination effective date.

11.2 Termination for Default.

(a) Nonpayment. In the event the Company fails to pay any amounts due and payable to PureTech hereunder, and fails to make such payments within [ *** ] after receiving written notice (by certified US mail) of such failure, PureTech may terminate this Agreement immediately upon written notice to the Company.

(b) Material Breach by the Company. In the event the Company commits a material breach of its obligations under this Agreement, including a breach of any of the obligations set forth in Section 2.4 and not including for a breach as described in Section 11.2(a), and fails to cure that breach within [ *** ] after receiving written notice thereof (by certified US mail), PureTech may terminate this Agreement immediately upon written notice to the Company.

(c) Material Breach by PureTech. In the event PureTech commits a material breach of its obligations under this Agreement and fails to cure that breach within [ *** ] after receiving written notice thereof (by certified US mail), the Company may terminate this Agreement immediately upon written notice to PureTech.

11.3 Effect of Termination.

(a) Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 3 (to the extent necessary to satisfy Section 11.3(b) and (c)), (4 to the extent necessary to provide final reports), 7, 9, 10, 11, 12 and 13.

(b) Inventory. Upon the early termination of this Agreement, the Company and its Affiliates and any Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the Effective Date of termination, provided that (i) the Company pays PureTech the applicable running royalty or other amounts due on such sales of Licensed Products in accordance with the terms and conditions of this Agreement, and (ii) the Company and its Affiliates and any Sublicensees shall complete and sell all work-in-progress and inventory of Licensed Products within six (6) months after the Effective Date of termination.

(c) Pre-termination Obligations. In no event shall termination of this Agreement release the Company, its Affiliates, or any Sublicensees from the obligation to pay any amounts that became due on or before the effective date of such termination.

12. DISPUTE RESOLUTION.

12.1 Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either Party fails to observe the procedures of this Article, as may be modified by their written agreement, the other Party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

12.2 Equitable Remedies. Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either Party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

12.3 Dispute Resolution Procedures.

(a) Negotiation. In the event of any dispute arising out of or relating to this Agreement, the affected Party shall notify the other Party, and the Parties shall attempt in good faith to resolve the matter within [ *** ] after the date of such notice (the “Notice Date”). Any disputes not resolved by good faith discussions shall be referred to senior executives of each Party, who shall meet at a mutually acceptable time and location within [ *** ] after the Notice Date and attempt to negotiate a settlement.

(b) Arbitration. If the matter remains unresolved within [ *** ] after the Notice Date, or if the senior executives fail to meet within [ *** ] after the Notice Date, either Party shall be entitled to submit the matter to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Any such arbitration shall be conducted by a panel of three arbitrators (the “Arbitration Panel”) and shall be conducted in Boston, Massachusetts. PureTech on the one hand, and the Company on the other, shall each appoint one arbitrator, and the third arbitrator shall be appointed by the two arbitrators appointed by PureTech and the Company. The Arbitration Panel shall have the authority to grant specific performance and to allocate between the parties the costs of arbitration in such equitable manner as it shall determine. Judgments upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

13. MISCELLANEOUS.

13.1 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to PureTech: Daphne Zohar

PureTech Ventures, LLC

500 Boylston Street, Suite 1400

Boston, Massachusetts 02116

Tel: 617.482.2333

Fax: 617.482.3337

If to the Company: President

Karuna Pharmaceuticals, Inc.

500 Boylston Street, Suite 1040

Boston, Massachusetts 02116

Tel: 617.482.2333

Fax: 617.482.3337

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section 13.1.

13.2 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

13.3 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

13.4 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

13.5 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the Parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

13.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

13.7 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

13.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The Effective Date of this Agreement is March 4, 2011.

PURETECH VENTURES LLC		KARUNA PHARMACEUTICALS, INC.

By:	/s/ Daphne Zohar	By:	/s/ Edmund Harrigan
Name:	Daphne Zohar	Name:	Edmund Harrigan MD
Title:	Managing Partner	Title:	Chief Executive Officer

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [ *** ]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

AMENDMENT NO. 1 TO EXCLUSIVE PATENT LICENSE AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) to the Exclusive Patent License Agreement dated as of March 1, 2011 (the “Agreement”) by and among PureTech Ventures, LLC, (the “Company”), and Karuna Pharmaceuticals, Inc. (the “licensee”) is entered into on this 1st day of February, 2013 (the “Amendment No. 1 Effective Date”). For purposes hereof, all capitalized terms used herein but not defined herein shall have the meanings given to them in the Agreement.

Pursuant to Section 13.4 of the Agreement, the Company and the Licensee hereby agree as follows:

1. Section 2.4 of the Agreement is hereby deleted and replaced in its entirety as follows:

Due Diligence Obligations. The Company shall use diligent efforts, and shall cause its Affiliates and any Sublicensees to use diligent efforts, to develop Licensed Products and to introduce Licensed Products into the commercial market; thereafter, the Company and its Affiliates and any Sublicensees shall maximize the commercial sales of such Licensed Products. Specifically, the Company and its Affiliates and any Sublicensees shall fulfill the following obligations:

a.	Within [ *** ] of the Amendment No. 1 Effective Date, the Company shall initiate, defined as first dosing of patient, a trial using a Licensed Product.

b.

At any time prior to approval of a Licensed Product by the U.S. Food and Drug Administration, the Company shall not, for any consecutive [ *** ] period, fail to initiate, defined as first dosing of patient, a human clinical study with a Licensed Product or make a regulatory submission to the U.S. Food and Drug Administration, the European Medicines Evaluation Agency, or the Japanese Ministry of Health and Welfare seeking the marketing of a License Product for the treatment of a disease.

c.

The Company shall not (i) become insolvent; (ii) make an assignment for the benefit of creditors; or (iii) have a bona fide petition in bankruptcy filed for or against it, which petition is withdrawn or dismissed within [ *** ] of its filing.

In the event that PureTech determines that the Company (or an Affiliate or Sublicensee) has failed to fulfill its obligations under this Section 2.4, then PureTech may treat such failure as a material breach in accordance with Section 11.2(b).

2. The parties agree that the Agreement is in full force and effect as of the Amendment No. 1 Effective Date, as amended as set forth above.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the Amendment No. 1 Effective Date.

Karuna Pharmaceuticals, Inc.

By:	/s/ Eric Elenko
Name:	Eric Elenko
Title:	Director

PureTech Ventures, LLC

By:	/s/ Stephen Muniz
Name:	Stephen Muniz
Title:	Partner

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [ *** ]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

AMENDMENT NO. 2 TO EXCLUSIVE PATENT LICENSE AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) to the Exclusive Patent License Agreement dated as of March 4, 2011 (the “Agreement”) by and among PureTech Ventures, LLC (the “Company”), and Karuna Pharmaceuticals, Inc. (the “licensee”) is entered into on this 25th day of February, 2015 (the “Amendment No. 2 Effective Date”). For purposes hereof, all capitalized terms used herein but not defined herein shall have the meanings given to them in the Agreement.

Pursuant to Section 13.4 of the Agreement, the Company and the Licensee hereby agree as follows:

1. Section 2.4 of the Agreement, which was first amended by Amendment No. 1 to Exclusive License Agreement dated February 1, 2013 (“Amendment No. 1”), which Amendment No. 1 deleted and replaced Section 2.4 in its entirety is hereby deleted and replaced in its entirety a second time to read as follows:

Due Diligence Obligations. The Company shall use diligent efforts, and shall cause its Affiliates and any Sublicensees to use diligent efforts, to develop Licensed Products and to introduce Licensed Products into the commercial market; thereafter, the Company and its Affiliates and any Sublicensees shall maximize the commercial sales of such Licensed Products. Specifically, the Company and its Affiliates and any Sublicensees shall fulfill the following obligations:

a.	Within [ *** ] of the Amendment No. 2 Effective Date, the Company shall initiate, defined as first dosing of patient, a trial using a Licensed Product.

b.

At any time prior to approval of a Licensed Product by the U.S. Food and Drug Administration, the Company shall not, for any consecutive [ *** ] period, fail to initiate, defined as first dosing of patient, a human clinical study with a Licensed Product or make a regulatory submission to the U.S. Food and Drug Administration, the European Medicines Agency, or the Japanese Ministry of Health, Labour and Welfare seeking the marketing of a Licensed Product for the treatment of a disease.

c.

The Company shall not (i) become insolvent; (ii) make an assignment for the benefit of creditors; or (iii) have a bona fide petition in bankruptcy filed for or against it, which petition is withdrawn or dismissed within [ *** ] of its filing.

In the event that PureTech determines that the Company (or an Affiliate or Sublicensee) has failed to fulfill its obligations under this Section 2.4, then PureTech may treat such failure as a material breach in accordance with Section 11.2(b).”

2. The parties agree that the Agreement is in full force and effect as of the Amendment No. 2 Effective Date, as amended as set forth above.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their duly authorized representatives as of the Amendment No. 2 Effective Date.

Karuna Pharmaceuticals, Inc.

By:	/s/ Eric Elenko
Name:	Eric Elenko
Title:	Director

PureTech Ventures, LLC

By:	/s/ Stephen Muniz
Name:	Stephen Muniz
Title:	Partner

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [ *** ]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

AMENDMENT NO. 3 TO EXCLUSIVE PATENT LICENSE AGREEMENT

This Amendment No. 3 (“Amendment No. 3”) to the Exclusive Patent License Agreement dated as of March 4, 2011 (the “Agreement”) by and among PureTech Health LLC (f/k/a PureTech Ventures, LLC) (“PureTech”), and Karuna Pharmaceuticals, Inc. (the “Company”), as previously amended by Amendment No. 1 to Exclusive License Agreement dated February 1, 2013 (“Amendment No. 1”) and Amendment No. 2 to Exclusive License Agreement dated February 25, 2015 (“Amendment No. 2”), is entered into effective as of July 31, 2015 (the “Amendment No. 3 Effective Date”). For purposes hereof, all capitalized terms used herein but not defined herein shall have the meanings given to them in the Agreement.

Pursuant to Section 13.4 of the Agreement, PureTech and the Company hereby agree as follows:

1. Section 5.3 of the Agreement, as amended pursuant to Amendment 1 and Amendment 2, is hereby deleted and replaced in its entirety to read as follows:

“5.3 Reversion of Patent Rights. The Company may elect not to prosecute certain of the Patent Rights (including rights in certain countries or territories). If (i) the Company has elected not to prosecute any such Patent Rights, and (ii) any third party with a binding contractual right to prosecute such Patent Rights on behalf of the Company has waived or otherwise affirmatively elected not to exercise such right, then the Company may notify PureTech of the same and upon such notice such Patent Rights shall automatically revert to PureTech and be excluded from the definition of “Patent Rights” hereunder.”

2. PureTech and the Company agree that the Agreement, as amended by Amendment No. 1 and Amendment No. 2, is in full force and effect as of the Amendment No. 3 Effective Date as amended as set forth herein.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment No. 3 to be executed by their duly authorized representatives as of the Amendment No. 3 Effective Date.

KARUNA PHARMACEUTICALS, INC.

By:	/s/ Eric Elenko
Name:	Eric Elenko
Title:	President

PURETECH HEALTH LLC

By:	/s/ Stephen Muniz
Name:	Stephen Muniz
Title:	EVP, Legal, Finance & Operations